EXHIBIT 10.24

FORCED CONVERSION STATEMENT

As a result of the forced conversion of the 12.0% Unsecured Convertible Promissory Note (the “Note”) of Midwest Energy Emissions Corp. (the “Company”) registered in the name of the undersigned into common stock, par value $0.001 per share, of the Company in accordance with the terms of the Note, the undersigned hereby directs that the securities issuable upon conversion be issued and delivered to the undersigned.

Dated: ________________
Print Name of Holder

Signature and title (if applicable)

Address

Soc. Sec. or Tax ID No.